Exhibit 99.3 4th Quarter Earnings Conference Call January 18, 2019

Solid 2018 Results Highlights FY 2018 YoY • Produced highest pre-tax, pre-provision (2) ($ in millions, except per share amounts) Result Change income in over a decade (1) • Grew loans, revenues, households, and Net income $1,504 28% Wealth relationships Earnings per share $1.36 39% • Delivered positive operating leverage • Markedly improved efficiency Total revenue $5,754 4.6% • Credit quality performing within stated risk Efficiency ratio 61.5% 90 bps appetite improvement • Organizational changes substantially complete Adjusted efficiency ratio(2) 59.3% 210 bps improvement - intensifying focus on building a culture of continuous improvement • Focusing on what we can control; providing (1) quality advice and guidance; maintaining Generated record full-year earnings in 2018 appropriate risk-adjusted returns (1) Net income from continuing operations available to common shareholders (2) Non-GAAP, see appendix for reconciliation 2

Prudently growing loans

Average loans and leases

($ in billions)



$79.5
$81.0
$81.9
1.4
0.8
0.7
29.9
30.6
30.8
48.2
49.6
50.4
4Q17
3Q18
4Q18
Business loans
Adjusted consumer loans(1)
Adjustments

- Full-year 2018 adjusted average loans[1] increased 2%
- Consistent with forecasted GDP growth, expect full-year 2019 adjusted average loan growth in the low single digits

Highlights

- Average loans grew 1% QoQ and 3% YoY; adjusted average loans[1] grew 1% QoQ and 4% YoY
- Broad-based loan growth across business and consumer
- All three areas within the Corporate Banking Group grew loans across geographic markets
- Loan growth led by C&I - driven by diversified growth in specialized lending, GIB[2], and REIT lending portfolios
- Investor Real Estate growth driven by term real estate lending primarily within office and industrial property types
- Growth in Consumer led by indirect-other consumer, mortgage and credit card

(1) Non-GAAP; see appendix for reconciliation
(2) Governmental and Institutional Banking lending portfolio

REGIONS 3

Optimizing deposit mix Average deposits by segment Highlights ($ in billions) • Average deposits declined less than 1% QoQ $97.1 and 4% YoY 2.6 $93.9 $93.2 1.4 1.5 9.2 8.2 8.0 • Ending balances increased $1.2B QoQ; Consumer 28.4 26.6 26.3 Bank growth in interest-bearing checking, money Corporate market and time deposit balances Bank Wealth • Remain focused on low-cost consumer and (1) Management business services relationship deposits 56.9 57.7 57.4 Other(2) • Continue to grow new Consumer households, Wealth relationships and 4Q17 3Q18 4Q18 Corporate customers Full-year 2018 average deposits, excluding brokered & Wealth Institutional Services deposits declined less than 1% (1) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. (2) Other deposits consist primarily of brokered deposits. 4

Deposit advantage Deposits by Customer Type(1) Non-Interest Bearing Deposits Interest Bearing Deposits (Retail vs. Business) by Customer Type(1) by Customer Type(1) 4Q18 ($ in billions) ($ in billions) ($ in billions) Private $37 Wealth* Institutional $35 $35 $60 $59 $58 Services* $7 $1 14 14 14 18 15 15 Corporate Segment Consumer $26 Segment 46 45 44 $57 19 20 20 Other 4Q17 3Q18 4Q18 4Q17 3Q18 4Q18 Segment $2 • 4Q18 average retail deposits represent 69% of total • 4Q18 deposit cost 34 bps, interest-bearing cost 54 bps; deposits cumulative deposit beta (since 3Q15) of 18%; consumer retail beta 5%; commercial beta 51%; Supports low • Over 60% of consumer deposits held by customers who cumulative liability funding beta of 22% have banked at Regions for over 10 years * Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. (1) Average balances 5

Increasing net interest income(1) and net interest margin Highlights Net interest income(1) and Margin ($ in millions) • Reported and adjusted(2) NII(1) $971 increased 2% QoQ and 6% YOY; NIM $955 13 $930 13 958 942 increased 5 bps QoQ to 3.55% and 16 23 3.55% 6 bps YoY adjusted(2) 901 3.50% 3.39% • NII(1) and NIM benefited from higher market interest rates partially offset by 3.37% higher funding costs; NII(1) also 4Q17 3Q18 4Q18 benefited from higher average loan Net interest margin Adjusted net interest margin (2) (2) balances Net interest income Net interest income adjustment Taxable equivalent (FTE) adjustment Full-year 2018 adjusted net interest income (non-FTE)(1)(2) increased 5.4% (1) Net interest income and other financing income (2) Non-GAAP , see appendix for reconciliation 6

Well-positioned for non-interest income growth

Highlights

- Service charges growth driven by continued account growth
- Capital markets growth attributable to higher loan syndication income, fees generated from the placement of permanent financing for real estate customers, and M&A advisory fees; partially offset by lower customer swap income
- Completed the purchase of rights to service $2.7B of residential mortgage loans in 4Q18
- 4Q18 market volatility drove significant asset valuation declines
- Other non-interest income impacted by 4Q18 net $3M decline in value of equity investments compared to 3Q18 net $8M increase, and $4M of 3Q18 leverage lease termination gains that did not repeat

Non-interest income

($ in millions)

			Change vs	
		4Q18	3Q18	4Q17
Service charges	$	185	3.4 %	8.2 %
Card and ATM		111	— %	4.7 %
Wealth management income		77	— %	5.5 %
Capital markets income		50	11.1 %	(10.7)%
Mortgage income		30	(6.3)%	(16.7)%
Bank-owned life insurance		12	(33.3)%	(40.0)%
Market value adjustments (on employee benefit assets - defined benefit)		(7)	(333.3)%	NM
Market value adjustments (on employee benefit assets - other)		(8)	(300.0)%	(233.3)%
Other		31	(38.0)%	(35.4)%
Total non-interest income	$	481	(7.3)%	(6.8)%
Adjusted non-interest income[(1)]	$	481	(6.6)%	(4.9)%

Full-year 2018 adjusted non-interest income[(1)] increased 3.8% or 5.2% excluding 4Q18 market value adjustments on employee benefit assets, BOLI and customer swaps

(1) Non-GAAP; see appendix for reconciliation

REGIONS

7

Disciplined expense management Highlights Non-interest expense • Non-interest expense decreased 7% QoQ ($ in millions) (1) • Adjusted non-interest expense decreased 1% $920 $922 QoQ; reduction in salaries & benefits, professional 51 69 $853 fees and FDIC assessments, partially offset by an 60.5% 10 increase in occupancy expense 58.1% 58.1% • Excluding severance, salaries and benefits 869 853 843 decreased 1% QoQ reflecting the benefit of staffing reductions, partially offset by 1 additional workday and increased incentive-based compensation; YoY staffing levels declined 1,045 full-time equivalent positions 4Q17 3Q18 4Q18 • 4Q18 efficiency ratio 58.7%; adjusted efficiency (1) (1) (1) Adjusted non-interest expense Adjusted items ratio 58.1% Adjusted efficiency ratio(1) • Full-year adjusted non-interest expenses(1) increased less • Full-year effective tax rate of 19.8% than 1% • Expect full-year 2019 adjusted non-interest expense to • Full-year adjusted efficiency ratio(1) decreased 210 bps to remain relatively stable with 2018 59.3%; full-year adjusted operating leverage(1) of 3.6% (1) Non-GAAP; see appendix for reconciliation 8

Asset quality performing as expected Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) $2,456 $650 $2,029 $1,922 1,007 $539 $496 1,048 939 169% 1,449 144% 156% 981 53 983 4Q17 3Q18 4Q18 4Q17 3Q18 4Q18 Classified Special mention NPLs - excluding LHFS Coverage ratio Net charge-offs and ratio Highlights ($ in millions) • Business services criticized and total TDR loans decreased $95 $82 5% and 14%, respectively; NPLs decreased to 0.60% of 30 average loans, lowest level in over 10 years; $63 30 0.46% 10 0.40% 0.31% • Consumer net charge-offs drove a 6 bps increase in total 53 52 65 net charge-offs to 0.46% of average loans • Allowance for loan losses represented 1.01% of total 4Q17 3Q18 4Q18 loans and 169% of NPLs Consumer net charge-offs Corporate net charge-offs • Increase to 30-89 days past due delinquencies driven by 1 large commercial loan that has resolved in Jan. 2019; 90+ Net charge-offs ratio days past due delinquencies increased modestly • Full-year 2018 adjusted(1) net charge-offs were 39 bps of average loans • Expect full-year 2019 net charge-offs of 40-50 bps 9

Strong capital and liquidity position Tier 1 capital ratio(1) • Repurchased $370 million or 22 million shares of common stock through open market purchases 11.9% • Declared $144 million in dividends to common 11.0% 10.7% shareholders • ASR(4) settlement resulted in additional delivery of 8.75 million shares on October 29th; bringing total shares repurchased under the agreement 4Q17 3Q18 4Q18 to 37.8 million Common equity Tier 1 ratio – Loan-to-deposit ratio(3) Fully phased-in pro-forma(1)(2) 83% 88% 88% 11.0% 10.1% 9.8% 4Q17 3Q18 4Q18 4Q17 3Q18 4Q18 (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances (4) Accelerated share repurchase agreement 10

2018 results and 2019 expectations 2018 Scorecard 2019 Selected Expectations FY 2018 FY 2018 Target Results Category FY 2019 Expectations Adjusted Average Low Single Low single digit growth Loans(1) Digits 2.2% NetAdjusted Charge-Offs Average Loans(3) consistent40-60 with bpsGDP forecast Relatively Adjusted Non-Interest Low single digit growth Average Deposits(2) Stable -0.7% AdjustedExpense(3) Average Loan(3) consistentRelatively with GDP Stable forecast Adjusted Operating Leverage(1) 3.5-4.5% 3.6% Adjusted EfficiencyNet Charge-Offs Ratio(3)(3) Decline from40-50 FY bps 2018 levels Adjusted Net Interest Adjusted Non-Interest Income(1) 5-6% 5.4% ExpenseEffective(3) Tax Rate Relatively20-22% stable Adjusted Non-Interest Income(1) 4.5-5.5% 3.8% Adjusted Non-Interest Relatively Excluding 4Q18 market value adjustments on employee Expense(1) Stable 0.4% benefit assets, BOLI and customer swaps, full-year 2018 (1) Adjusted Efficiency adjusted non-interest income increased 5.2% Ratio(1) <60% 59.3% Effective Tax Rate ~21% 19.8% Adjusted Net Charge- Offs(1) 35-50 bps 39 bps (1) Non-GAAP, see appendix for reconciliation. (2) Full-year average deposits, excluding brokered and Wealth Institutional Services deposits. (3) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations 11 included in the attached appendix or previous filings with the SEC.

Appendix 12

Selected items impacting earnings Quarter Ended Adjusted Items ($ amounts in millions, except per share data) 12/31/2018 9/30/2018 12/31/2017 Pre-tax adjusted items: • Incurred $7 million in severance Branch consolidation, property and equipment charges $ (3) $ (4) $ (9) and $3 million in branch Salaries and benefits related to severance charges (7) (5) (2) consolidation, property and Reduction in leveraged lease interest income resulting from tax reform — — (6) Contribution to Regions' charitable foundation — (60) (40) equipment charges related to Securities gains (losses), net — — 13 Simplify and Grow strategic Leveraged lease termination gains — 4 — priority Tax reform adjustments through income tax expense — — (61) Diluted EPS impact* $ (0.01) $ (0.05) $ (0.08) * Based on income taxes at an approximate 25% incremental rate beginning in 2018, and 38.5% for all prior periods. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. 13

Non-GAAP reconciliation: adjusted average loans

Regions believes adjusting total average loans for the impact of the first quarter 2018 residential first mortgage loan sale and the indirect vehicles third-party exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

Adjusted Average Balances of Loans (non-GAAP)

	Average Balances						
($ amounts in millions)	**4Q18**	3Q18	4Q17	4Q18 vs. 3Q18		4Q18 vs. 4Q17	
Total consumer loans	**$ 31,476**	$ 31,409	$ 31,367	$ 67	0.2 %	$ 109	0.3 %
Less: Balances of residential first mortgage loans sold[1]	**—**	—	254	—	NM	(254)	(100.0)%
Less: Indirect—vehicles third-party	**658**	776	1,223	(118)	(15.2)%	(565)	(46.2)%
Adjusted total consumer loans (non-GAAP)	**$ 30,818**	$ 30,633	$ 29,890	$ 185	0.6 %	$ 928	3.1 %
Total Loans	**$ 81,873**	$ 81,022	$ 79,523	851	1.1 %	2,350	3.0 %
Less: Balances of residential first mortgage loans sold[1]	**—**	—	254	—	NM	(254)	(100.0)%
Less: Indirect—vehicles third-party	**658**	776	1,223	(118)	(15.2)%	(565)	(46.2)%
Adjusted total loans (non-GAAP)	**$ 81,215**	$ 80,246	$ 78,046	$ 969	1.2 %	$ 3,169	4.1 %

(1) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018, and are equal to the ending balance of the residential first mortgage loans sold for the prior periods.

REGIONS 14

Non-GAAP reconciliation: NII/NIM, non-interest income/expense, operating leverage and efficiency ratio

The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) on a taxable-equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period-to-period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended						
($ amounts in millions)		**12/31/2018**	9/30/2018	12/31/2017	4Q18 vs. 3Q18		4Q18 vs. 4Q17	
Non-interest expense (GAAP)	**A**	**$ 853**	$ 922	$ 920	$ (69)	(7.5)%	$ (67)	(7.3)%
Adjustments:								
Contribution to the Regions Financial Corporation foundation		**—**	(60)	(40)	60	(100.0)%	40	(100.0)%
Branch consolidation, property and equipment charges		**(3)**	(4)	(9)	1	(25.0)%	6	(66.7)%
Expenses associated with residential mortgage loan sale		**—**	—	—	—	NM	—	NM
Salary and employee benefits—severance charges		**(7)**	(5)	(2)	(2)	40.0 %	(5)	250.0 %
Adjusted non-interest expense (non-GAAP)	**B**	**$ 843**	$ 853	$ 869	$ (10)	(1.2)%	$ (26)	(3.0)%
Net interest income and other financing income (GAAP)	**C**	**$ 958**	$ 942	$ 901	16	1.7 %	57	6.3 %
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	6	—	NM	(6)	(100.0)%
Adjusted net interest income and other financing income (non-GAAP)	**D**	**$ 958**	$ 942	$ 907	16	1.7 %	51	5.6 %
Net interest income and other financing income (GAAP)		**$ 958**	$ 942	$ 901	$ 16	1.7 %	$ 57	6.3 %
Taxable-equivalent adjustment		**13**	13	23	—	— %	(10)	(43.5)%
Net interest income and other financing income, taxable-equivalent basis	**E**	**$ 971**	$ 955	$ 924	$ 16	1.7 %	$ 47	5.1 %
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	6	—	NM	(6)	(100.0)%
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	**F**	**$ 971**	$ 955	$ 930	$ 16	1.7 %	$ 41	4.4 %
Net interest margin (GAAP)		**3.55%**	3.50%	3.37%				
Reduction in leveraged lease interest income resulting from tax reform		**—**	—	0.02				
Adjusted net interest margin (non-GAAP)		**3.55%**	3.50%	3.39%				
Non-interest income (GAAP)	**G**	**$ 481**	$ 519	$ 516	$ (38)	(7.3)%	$ (35)	(6.8)%
Adjustments:								
Securities (gains) losses, net		**—**	—	(10)	—	NM	10	(100.0)%
Leveraged lease termination gains		**—**	(4)	—	4	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	**H**	**$ 481**	$ 515	$ 506	$ (34)	(6.6)%	$ (25)	(4.9)%
Total revenue	**C+G=I**	**$ 1,439**	$ 1,461	$ 1,417	$ (22)	(1.5)%	$ 22	1.6 %
Adjusted total revenue (non-GAAP)	**D+H=J**	**$ 1,439**	$ 1,457	$ 1,413	$ (18)	(1.2)%	$ 26	1.8 %
Total revenue, taxable-equivalent basis	**E+G=K**	**$ 1,452**	$ 1,474	$ 1,440	$ (22)	(1.5)%	$ 12	0.8 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	**F+H=L**	**$ 1,452**	$ 1,470	$ 1,436	$ (18)	(1.2)%	$ 16	1.1 %
Efficiency ratio (GAAP)	**A/K**	**58.7%**	62.6%	63.9%				
Adjusted efficiency ratio (non-GAAP)	**B/L**	**58.1%**	58.1%	60.5%				
Fee income ratio (GAAP)	**G/K**	**33.1%**	35.2%	35.9%				
Adjusted fee income ratio (non-GAAP)	**H/L**	**33.1%**	35.0%	35.3%				

NM - Not Meaningful

REGIONS 15

Non-GAAP reconciliation: NII/NIM, non-interest income/ expense, operating leverage and efficiency ratio - continued

($ amounts in millions)		Year Ended December 31 2018	2017	2018 vs. 2017	
Non-interest expense (GAAP)	M	$ 3,570	$ 3,491	$ 79	2.3 %
Adjustments:					
Contribution to the Regions Financial Corporation foundation		(60)	(40)	(20)	50.0 %
Branch consolidation, property and equipment charges		(11)	(22)	11	(50.0)%
Expenses associated with residential mortgage loan sale		(4)	—	(4)	NM
Salary and employee benefits—severance charges		(61)	(10)	(51)	NM
Adjusted non-interest expense (non-GAAP)	N	$ 3,434	$ 3,419	$ 15	0.4 %
Net interest income and other financing income (GAAP)	O	$ 3,735	$ 3,539	$ 196	5.5 %
Reduction in leveraged lease interest income resulting from tax reform		—	6	(6)	(100.0)%
Adjusted net interest income and other financing income (non-GAAP)	P	3,735	3,545	$ 190	5.4 %
Net interest income and other financing income (GAAP)		$ 3,735	$ 3,539	$ 196	5.5 %
Taxable-equivalent adjustment		51	90	(39)	(43.3)%
Net interest income and other financing income, taxable-equivalent basis - continuing operations	Q	$ 3,786	$ 3,629	$ 157	4.3 %
Reduction in leveraged lease interest income resulting from tax reform		—	6	(6)	(100.0)%
Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP)	R	$ 3,786	$ 3,635	$ 151	4.2 %
Net interest margin (GAAP)		3.50%	3.32%		
Reduction in leveraged lease interest income resulting from tax reform		—	0.01		
Adjusted net interest margin (non-GAAP)		3.50%	3.33%		
Non-interest income (GAAP)	S	$ 2,019	$ 1,962	$ 57	2.9 %
Adjustments:					
Securities (gains) losses, net		(1)	(19)	18	(94.7)%
Leveraged lease termination gains		(8)	(1)	(7)	NM
Gain on sale of affordable housing residential mortgage loans		—	(5)	5	(100.0)%
Adjusted non-interest income (non-GAAP)	T	$ 2,010	$ 1,937	$ 73	3.8 %
Total revenue	O+S=U	$ 5,754	$ 5,501	$ 253	4.6 %
Adjusted total revenue (non-GAAP)	P+T=V	$ 5,745	$ 5,482	$ 263	4.8 %
Total revenue, taxable-equivalent basis	Q+S=W	$ 5,805	$ 5,591	$ 214	3.8 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	R+T=X	$ 5,796	$ 5,572	$ 224	4.0 %
Operating leverage ratio (GAAP)	W-M				1.5 %
Adjusted operating leverage ratio (non-GAAP)	X-N				3.6 %
Efficiency ratio (GAAP)	M/W	61.5%	62.4%		
Adjusted efficiency ratio (non-GAAP)	N/X	59.3%	61.4%		
Fee income ratio (GAAP)	S/W	34.8%	35.1%		
Adjusted fee income ratio (non-GAAP)	T/X	34.7%	34.8%		

NM - Not Meaningful

REGIONS 16

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on these same bases

		As of and for Quarter Ended		
($ amounts in millions)		**12/31/2018**	9/30/2018	12/31/2017
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma [(1)]				
Stockholder's equity (GAAP)		**$ 15,090**	$ 14,770	$ 16,192
Non-qualifying goodwill and intangibles		**(4,838)**	(4,845)	(4,972)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**946**	1,376	712
Preferred stock (GAAP)		**(820)**	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	**$ 10,378**	$ 10,481	$ 11,112
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP)	E	**$ 105,741**	$ 103,721	$ 101,498
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	**9.8%**	10.1%	11.0%

(1) Current quarter amounts and the resulting ratio are estimated.

REGIONS 17

Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income (PPI) tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended						
($ amounts in millions)	**12/31/2018**	9/30/2018	12/31/2017	4Q18 vs. 3Q18		4Q18 vs. 4Q17	
Net income from continuing operations available to common shareholders (GAAP)	**$ 390**	$ 354	$ 304	$ 36	10.2 %	$ 86	28.3 %
Preferred dividends (GAAP)	**16**	16	16	—	— %	—	— %
Income tax expense (GAAP)	**85**	85	221	—	— %	(136)	(61.5)%
Income from continuing operations before income taxes (GAAP)	**491**	455	541	36	7.9 %	(50)	(9.2)%
Provision (credit) for loan losses (GAAP)	**95**	84	(44)	11	13.1 %	139	(315.9)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	**586**	539	497	47	8.7 %	89	17.9 %
Other adjustments:							
Securities (gains) losses, net	**—**	—	(10)	—	NM	10	(100.0)%
Leveraged lease termination gains	**—**	(4)	—	4	(100.0)%	—	NM
Reduction in leveraged lease interest income resulting from tax reform	**—**	—	6	—	NM	(6)	(100.0)%
Salaries and employee benefits—severance charges	**7**	5	2	2	40.0 %	5	250.0 %
Branch consolidation, property and equipment charges	**3**	4	9	(1)	(25.0)%	(6)	(66.7)%
Contribution to Regions' charitable foundation associated with tax reform	**—**	60	40	(60)	(100.0)%	(40)	(100.0)%
Expenses associated with residential mortgage sale	**—**	—	—	—	NM	—	— %
Total other adjustments	**10**	65	47	(55)	(84.6)%	(37)	(78.7)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	**$ 596**	$ 604	$ 544	$ (8)	(1.3)%	$ 52	9.6 %

NM - Not Meaningful.

REGIONS 18

Non-GAAP reconciliation: pre-tax pre-provision income (continued) Year Ended ($ amounts in millions) 12/31/2018 12/31/2017 2018 vs. 2017 Net income from continuing operations available to common shareholders (GAAP) $ 1,504 $ 1,177 $ 327 27.8 % Preferred dividends (GAAP) 64 64 — — % Income tax expense (GAAP) 387 619 (232) (37.5)% Income from continuing operations before income taxes (GAAP) 1,955 1,860 95 5.1 % Provision for loan losses (GAAP) 229 150 79 52.7 % Pre-tax pre-provision income from continuing operations (non-GAAP) 2,184 2,010 174 8.7 % Other adjustments: Gain on sale of affordable housing residential mortgage loans — (5) 5 (100.0)% Securities (gains) losses, net (1) (19) 18 (94.7)% Leveraged lease termination gains, net (8) (1) (7) NM Reduction in leveraged lease interest income resulting from tax reform — 6 (6) (100.0)% Salaries and employee benefits—severance charges 61 10 51 NM Branch consolidation, property and equipment charges 11 22 (11) (50.0)% Contribution to Regions' charitable foundation 60 40 20 50.0 % Expenses associated with residential mortgage loan sale 4 — 4 NM Total other adjustments 127 53 74 139.6 % Adjusted pre-tax pre-provision income from continuing operations (non-GAAP) $ 2,311 $ 2,063 $ 248 12.0 % NM - Not Meaningful. 19

Non-GAAP reconciliation: Adjusted Net Charge-offs and Ratios

Adjusted Net Charge-offs and Ratios (non-GAAP)

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the first quarter of 2018, Regions made the strategic decision to sell certain primarily performing troubled debt restructured, as well as, certain non-restructured interest-only residential first mortgage loans. These loans were marked down to fair value through net charge-offs. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Quarter Ended					Year Ended	
($ amounts in millions)		**12/31/2018**	9/30/2018	6/30/2018	3/31/2018	12/31/2017	**12/31/2018**	12/31/2017
Residential first mortgage net charge-offs (GAAP)	A	**$ 1**	$ 2	$ (2)	$ 7	$ 1	**$ 8**	$ 7
Less: Net charge-offs associated with TDR sale		**—**	—	—	5	—	**5**	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	**$ 1**	$ 2	$ (2)	$ 2	$ 1	**$ 3**	$ 7
Total consumer net charge-offs (GAAP)	C	**$ 65**	$ 52	$ 44	$ 58	$ 53	**$ 219**	$ 194
Less: Net charge-offs associated with TDR sale		**—**	—	—	5	—	**5**	—
Adjusted total consumer net charge-offs (non-GAAP)	D	**$ 65**	$ 52	$ 44	$ 53	$ 53	**$ 214**	$ 194
Total net charge-offs (GAAP)	E	**$ 95**	$ 82	$ 62	$ 84	$ 63	**$ 323**	$ 307
Less: Net charge-offs associated with TDR sale		**—**	—	—	5	—	**5**	—
Adjusted total net charge-offs (non-GAAP)	F	**$ 95**	$ 82	$ 62	$ 79	$ 63	**$ 318**	$ 307
Average residential first mortgage loans (GAAP)	G	**$ 14,230**	$ 14,162	$ 13,980	$ 13,977	$ 13,954	**$ 14,088**	$ 13,719
Add: Average balances of residential first mortgage loans sold		**—**	—	—	90	—	**214**	—
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H	**$ 14,230**	$ 14,162	$ 13,980	$ 14,067	$ 13,954	**$ 14,302**	$ 13,719
Average total consumer loans (GAAP)	I	**$ 31,476**	$ 31,409	$ 31,177	$ 31,272	$ 31,367	**$ 31,334**	$ 31,268
Add: Average balances of residential first mortgage loans sold		**—**	—	—	90	—	**214**	—
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J	**$ 31,476**	$ 31,409	$ 31,177	$ 31,362	$ 31,367	**$ 31,548**	$ 31,268
Average total loans (GAAP)	K	**$ 81,873**	$ 81,022	$ 79,957	$ 79,891	$ 79,523	**$ 80,692**	$ 79,846
Add: Average balances of residential first mortgage loans sold		**—**	—	—	90	—	**214**	—
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L	**$ 81,873**	$ 81,022	$ 79,957	$ 79,981	$ 79,523	**$ 80,906**	$ 79,846
Residential first mortgage net charge-off percentage (GAAP)*	A/G	**0.04%**	0.04%	(0.05)%	0.21%	0.04%	**0.06%**	0.05%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	**0.04%**	0.04%	(0.05)%	0.06%	0.04%	**0.02%**	0.05%
Total consumer net charge-off percentage (GAAP)*	C/I	**0.80%**	0.65%	0.58 %	0.75%	0.66%	**0.70%**	0.62%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	**0.80%**	0.65%	0.58 %	0.69%	0.66%	**0.68%**	0.62%
Total net charge-off percentage (GAAP)*	E/K	**0.46%**	0.40%	0.32 %	0.42%	0.31%	**0.40%**	0.38%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	**0.46%**	0.40%	0.32 %	0.40%	0.31%	**0.39%**	0.38%

* Annualized

REGIONS 20

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the U.S. generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self- regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 21

Forward-looking statements (continued) • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 22

® 23